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                                                                    EXHIBIT 23.A

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 (Amendment No. 1) of GulfTerra Energy Partners, L.P (formerly El Paso Energy Partners, L.P.) (the "Partnership"), GulfTerra Energy Finance Corporation (formerly El Paso Energy Partners Finance Corporation) and the Subsidiary Guarantors listed therein of (A)(i) our report dated March 24, 2003 relating to the consolidated financial statements and financial statement schedule of the Partnership and subsidiaries, and (ii) our report dated March 24, 2003 relating to the financial statements of Poseidon Oil Pipeline Company, L.L.C., each of which appears in the Partnership's Annual Report on Form 10-K for the year ended December 31, 2002; and (B)(i) our report dated April 4, 2003 relating to the consolidated balance sheet of GulfTerra Energy Company, L.L.C. (formerly El Paso Energy Partners Company), and (ii) our report dated April 4, 2003 relating to the balance sheets of GulfTerra Energy Finance Corporation, each of which appears in the Partnership's Current Report on Form 8-K dated April 8, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
July 28, 2003